EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  IXIS Real Estate Capital Trust 2007-HE1 Mortgage Pass-Through Certificates, Series 2007-HE1, issued pursuant to the Pooling and Servicing Agreement dated as of January 1, 2007 (the "Pooling and Servicing Agreement"), among Morgan Stanley ABS Capital I Inc., as depositor (the "Depositor"), Saxon Mortgage Services, Inc., as the servicer ("Saxon" and the "Servicer"), IXIS Real Estate Capital Inc., as unaffiliated seller (the "Unaffiliated Seller"), Deutsche Bank National Trust Company, as trustee and custodian (in each such capacity, respectively, the "Trustee" and the "Custodian") and Wells Fargo Bank, National Association, as securities administrator and master servicer (in each such capacity, respectively, the "Securities Administrator" and the "Master Servicer").

  I, Valerie Kay, certify that:

  1.I have reviewed this annual report on Form 10-K ("Annual Report"), and all reports on Form 10-D containing distribution or servicing reports (collectively with this Annual Report, the "Reports") required to be filed in the periods covered by this Annual Report of the Depositor relating to the above-referenced trust and series of certificates;

  2.Based on my knowledge, the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Annual Report;

  3.Based on my knowledge, all of the distribution, servicing and other information required to be provided on Form 10-D for the period covered by this Annual Report is included in the Reports;

  4.Based on my knowledge and the compliance statements required in this Annual Report under Item 1123 of Regulation AB, and except as disclosed in the Reports, the Servicer and the Master Servicer has fulfilled its obligations under the Pooling and Servicing Agreement in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria required to be included in this Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this Annual Report, except as otherwise disclosed in this Annual Report. Any material instances of non-compliance described in such reports have been disclosed in this Annual Report.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
    Deutsche Bank National Trust Company as Custodian and Wells Fargo Bank, N.A. as Master Servicer and as Securities Administrator.

Dated:    April  1, 2008


     Signature
     /s/ Valerie Kay
     Vice President
     (senior officer in charge of securitization of the depositor)